EXHIBIT 99.1

ADTRAN, Inc. Reports Record Results for the First Quarter 2017

and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.—(BUSINESS WIRE)—Apr. 18, 2017— ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter 2017. For the quarter, sales were $170.3 million compared to $142.2 million for the first quarter of 2016. Net income was $6.7 million compared to $5 million for the first quarter of 2016. Earnings per share, assuming dilution, were $0.14 compared to $0.10 for the first quarter of 2016. Non-GAAP earnings per share were $0.18 compared to $0.14 for the first quarter of 2016. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “We started 2017 setting a company record for first quarter revenue, driven by increasing momentum in our ultra-broadband product sales and continuing strength in our services area. Most notably, we had very strong performances in our fiber to the premises and vectoring products in both our domestic and international markets. ADTRAN continues to be at the forefront of enabling internet service providers of all types to meet increasing customer demand and decrease their time to market for next generation services.”

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2017. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on May 4, 2017. The ex-dividend date is May 2, 2017, and the payment date is May 18, 2017.

The Company confirmed that its first quarter conference call will be held Wednesday, April 19, 2017, at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2016. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$72,558	$79,895
Short-term investments	52,458	43,188
Accounts receivable, net	85,396	92,346
Other receivables	13,398	15,137
Income tax receivable, net	—	760
Inventory	112,774	105,117
Prepaid expenses and other current assets	17,816	16,459

Total Current Assets	354,400	352,902

Property, plant and equipment, net	83,514	84,469
Deferred tax assets, net	39,085	38,036
Goodwill	3,492	3,492
Other assets	12,274	12,234
Long-term investments	174,413	176,102

Total Assets	$667,178	$667,235

Liabilities and Stockholders’ Equity
Accounts payable	$74,300	$77,342
Unearned revenue	16,969	16,326
Accrued expenses	15,035	12,434
Accrued wages and benefits	12,199	20,433
Income tax payable, net	3,126	—

Total Current Liabilities	121,629	126,535

Non-current unearned revenue	5,675	6,333
Other non-current liabilities	30,861	28,050
Bonds payable	26,800	26,800

Total Liabilities	184,965	187,718

Stockholders’ Equity	482,213	479,517

Total Liabilities and Stockholders’ Equity	$667,178	$667,235

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Sales
Products	$143,597	$123,883
Services	26,682	18,321

Total Sales	170,279	142,204

Cost of Sales
Products	76,659	64,073
Services	19,905	12,337

Total Cost of Sales	96,564	76,410

Gross Profit	73,715	65,794

Selling, general and administrative expenses	34,767	30,785
Research and development expenses	31,916	29,488

Operating Income	7,032	5,521

Interest and dividend income	933	855
Interest expense	(141)	(145)
Net realized investment gain	470	1,728
Other income, net	51	119

Income before provision for income taxes	8,345	8,078

Provision for income taxes	(1,694)	(3,064)

Net Income	$6,651	$5,014

Weighted average shares outstanding - basic	48,430	49,220
Weighted average shares outstanding - diluted (1)	48,939	49,389

Earnings per common share - basic	$0.14	$0.10
Earnings per common share - diluted (1)	$0.14	$0.10

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Net Income	$6,651	$5,014

Other Comprehensive Income, net of tax:
Unrealized gains (losses) on available-for-sale securities	1,335	(255)
Unrealized gains on cash flow hedges	79	—
Defined benefit plan adjustments	55	45
Foreign currency translation	1,242	1,228

Other Comprehensive Income, net of tax	2,711	1,018

Comprehensive Income, net of tax	$9,362	$6,032

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$6,651	$5,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,323	3,347
Amortization of net premium on available-for-sale investments	124	220
Net realized gain on long-term investments	(470)	(1,728)
Net (gain) loss on disposal of property, plant and equipment	(16)	3
Stock-based compensation expense	1,883	1,558
Deferred income taxes	(1,947)	435
Change in operating assets and liabilities:
Accounts receivable, net	7,247	4,752
Other receivables	1,884	10,200
Inventory	(7,399)	163
Prepaid expenses and other assets	(2,413)	(3,083)
Accounts payable	(1,713)	(6,520)
Accrued expenses and other liabilities	(3,166)	902
Income tax payable/receivable, net	4,049	413

Net cash provided by operating activities	9,037	15,676

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,872)	(3,166)
Proceeds from disposals of property, plant and equipment	16	—
Proceeds from sales and maturities of available-for-sale investments	24,471	60,586
Purchases of available-for-sale investments	(29,517)	(52,053)

Net cash provided by (used in) investing activities	(8,902)	5,367

Cash flows from financing activities:
Proceeds from stock option exercises	1,377	247
Purchases of treasury stock	(5,559)	(11,003)
Dividend payments	(4,369)	(4,453)

Net cash used in financing activities	(8,551)	(15,209)

Net increase (decrease) in cash and cash equivalents	(8,416)	5,834
Effect of exchange rate changes	1,079	1,225
Cash and cash equivalents, beginning of period	79,895	84,550

Cash and cash equivalents, end of period	$72,558	$91,609

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$509	$485

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), and on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope). Acquisition related expenses, amortizations and adjustments for the three months ended March 31, 2017 and 2016 for all three transactions are as follows:

	Three Months Ended
	March 31,
	2017	2016
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$173

NSN BBA acquisition
Amortization of acquired intangible assets	208	227
Amortization of other purchase accounting adjustments	28	36

Subtotal NSN BBA acquisition	236	263

CommScope acquisition
Amortization of acquired intangible assets	686	—
Amortization of other purchase accounting adjustments	50	—
Acquisition related professional fees, travel and other expenses	8	—

Subtotal CommScope acquisition	744	—

Total acquisition related expenses, amortizations and adjustments	1,138	436
Provision for income taxes	(425)	(149)

Total acquisition related expenses, amortizations and adjustments, net of tax	$713	$287

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three months ended March 31, 2017 and 2016:

	Three Months Ended
	March 31,
	2017	2016
Cost of goods sold	$50	$7

Selling, general and administrative expenses	62	3
Research and development expenses	1,026	426

Total acquisition related expenses, amortizations and adjustments included in operating expenses	1,088	429

Total acquisition related expenses, amortizations and adjustments	1,138	436
Provision for income taxes	(425)	(149)

Total acquisition related expenses, amortizations and adjustments, net of tax	$713	$287

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Stock-based compensation expense included in cost of sales	$91	$99

Selling, general and administrative expense	1,016	769
Research and development expense	776	690

Stock-based compensation expense included in operating expenses	1,792	1,459

Total stock-based compensation expense	1,883	1,558
Tax benefit for expense associated with non-qualified options, restricted stock units and restricted stock	(380)	(212)

Total stock-based compensation expense, net of tax	$1,503	$1,346

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
GAAP earnings per common share – diluted	$0.14	$0.10

Acquisition related expenses, amortizations and adjustments	0.01	0.01
Stock-based compensation expense	0.03	0.03

Non-GAAP earnings per common share – diluted	$0.18	$0.14